CONFIDENTIAL TREATMENT HAS BEEN SOUGHT FOR PORTIONS OF THIS EXHIBIT OMITTED PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND FILED SEPARATELY WITH THE COMMISSION.

                                    AGREEMENT

         THIS AGREEMENT is made and entered into and is effective as of May 1, 1999, by and between DATA TRANSMISSION NETWORK CORPORATION, a Delaware corporation (hereinafter "DTN"), and SMARTSERV ONLINE, INC., a Delaware corporation (hereinafter "SmartServ").

                              W I T N E S S E T H:

         WHEREAS, SmartServ and DTN previously entered into a Software License and Service Agreement (the "License Agreement") dated as of May 1, 1998, pursuant to which SmartServ (i) licensed to DTN certain proprietary software programs known as the Internet Software (as such term is defined in the License Agreement) utilized to provide Internet Services (as such term is defined in the License Agreement) to DTN's customers and (ii) agreed to provide other services to DTN;

         WHEREAS, SmartServ and DTN previously entered into a Source Code Escrow Agreement (the "Escrow Agreement") dated as of May 1, 1998, pursuant to which SmartServ agreed to place the source code for the Internet Software in escrow to be released to DTN upon breach of SmartServ's obligations set forth in the Escrow Agreement or the License Agreement;

         WHEREAS, SmartServ and DTN previously entered into a letter of intent (the "Letter of Intent") dated January 26, 1999, setting forth the terms and conditions upon which a wholly owned subsidiary of DTN would merge with SmartServ;

         WHEREAS, the parties hereto desire to (i) amend certain terms and provisions of the License Agreement as specifically set forth in this Agreement and terminate the Letter of Intent, (ii) provide for repayment of indebtedness previously advanced by DTN to SmartServ, (iii) provide for additional consideration to be given by DTN to SmartServ, (iv) provide for SmartServ's issuance to DTN of warrants to purchase 300,000 shares of the Common Stock of SmartServ at an exercise price of $8.60 per share, and (v) agree upon other matters specifically set forth in this Agreement;

         NOW, THEREFORE, in consideration of the above recitals which are made a contractual part of this Agreement, and in consideration of the mutual agreements, provisions and covenants set forth in this Agreement, the parties do hereby agree as follows:

****REPRESENTS   MATERIAL  REDACTED  PURSUANT  TO  A  REQUEST  FOR  CONFIDENTIAL
TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    SECTION 1

                                  CONSIDERATION

         1.1 In consideration of the parties entering into this Agreement and performing the obligations to be performed by them pursuant to the terms and provisions of this Agreement, (i) SmartServ agrees to repay to DTN in cash concurrently with the execution of this Agreement the cash advances previously made to SmartServ in the aggregate amount of $1,958,300 and (ii) DTN agrees to pay to SmartServ in cash concurrently with the execution of this Agreement the sum of $5,458,300.

                                    SECTION 2

                         AMENDMENTS TO LICENSE AGREEMENT

         2.1 Defined Terms. The following definitions shall be inserted in alphabetical order in Section 1.1 of the License Agreement:

                  "Internet Services means those continuous market quotations and other financial and news information services offered from time to time on the internet by DTN, which use the Internet Software to allow its customers direct internet access (non-wireless) to such services.

                  Internet Services Revenue means (i) the revenue received by DTN from the Subscribers for the Internet Services which consist of initiation fees, installation fees and periodic subscription fees plus
         (ii) the transaction revenue received by DTN from Subscribers and third parties for equities, futures and/or options trading orders executed by Subscribers using an Order Entry System not owned or licensed by SmartServ.

                  Object Code means the form of Internet Software resulting from the translation or processing of the Source Code by a computer into machine language or intermediate code in a form that is not convenient to human understanding but which is appropriate for execution or interpretation by a computer, together with related user documentation.

                  Order Entry System means an equities, futures and/or options trading order entry or routing software application and electronic network directly connected (non-wireless) to the internet that provides Subscribers the ability to effect equities, futures and/or options trades.

****REPRESENTS   MATERIAL  REDACTED  PURSUANT  TO  A  REQUEST  FOR  CONFIDENTIAL
TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  SmartServ Trading Revenue means the transaction revenue received by DTN from Subscribers and third parties for equities, futures and/or options trading orders executed by Subscribers using an Order Entry System owned or licensed by SmartServ.

                  Source Code means, with respect to the Internet Software, the program instructions and codes written by humans with the intention that the instructions and codes be compiled and interpreted by a computer, including all existing commentary, explanations, control procedures, record layouts for all files and program listings-source codes, design documentation, user manuals, programmers' guides, system guides, current compilation instructions, and all other user documentation and programmer documentation, including data flows, data structures, control logic, flow diagrams, and principles of operation, useful for design, modification and maintenance of the Source Code by a programmer.

                  Subscribers means those customers of DTN who subscribe to Internet Services.

                  Y2K Compliant means: (i) the occurrence in or use by the Internet Software of dates on or after January 1, 2000 ("millennial dates") will not adversely affect the performance of the Internet Software with respect to date-dependent data, computations, output or other functions (including but not limited to calculating, comparing and sequencing) and that the Internet Software will create, store, process and output information related to or including millennial dates without errors or omissions and at no additional cost to DTN."

         2.2 Perpetual License. Section 2.1 of the License Agreement is deleted in its entirety and the following is inserted in its place:

                  "2.1 The Licensed Software. SmartServ hereby grants to DTN and its subsidiaries an exclusive, perpetual, worldwide license (the "License") to use the object code of the Internet Software as part of DTN's and its subsidiaries' business operations and to allow the subscribers of DTN and its subsidiaries to use the Internet Software to access the Internet Services. SmartServ agrees not to license, sell, convey or otherwise transfer to anyone other than DTN any rights in the Internet Software except SmartServ may license the "Order Entry FIX Protocol" software to the **** as provided in this paragraph. In addition, SmartServ shall not use or allow anyone other than DTN to use the Internet Software to compete with the Internet Services. If during any calendar year ending after year 2000 (the "Base Year"), the aggregate SmartServ Trading Revenue for such calendar year does not equal or exceed the aggregate SmartServ Trading Revenue for the Base Year plus **** thereof for each calendar year following the Base Year, to and including such calendar year, then the exclusivity with respect to the License shall cease and the License shall become nonexclusive unless DTN pays to SmartServ the


****REPRESENTS   MATERIAL  REDACTED  PURSUANT  TO  A  REQUEST  FOR  CONFIDENTIAL
TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         difference within thirty (30) days after the end of such calendar year. If during any calendar quarter ending after the first twelve months of the License Term, DTN does not obtain at least **** subscribers to the Internet Services (exclusive of renewing subscribers, but not net of terminating subscribers) at an average of at least **** per subscriber per month, which dollar amount shall be reduced **** each year thereafter but not below an average of **** per subscriber per month, then the exclusivity with respect to the License shall cease and the License shall become nonexclusive; provided, however, in the event of a sale to any entity listed in Schedule C to this Agreement or to an affiliate of such entity of (i) all or substantially all of the assets of DTN or (ii) sufficient stock of DTN to effect a change in control of DTN, by whatever manner including, without limitation, any merger, consolidation, sale of assets, sale of capital stock or similar transaction, the **** subscribers requirement shall temporarily be raised to **** subscribers for the eighteen (18) month period immediately following the occurrence of such event. SmartServ is negotiating an agreement for the license by SmartServ of its "Order Entry FIX Protocol" software to the **** or its affiliate which is a permitted exception to the exclusivity of the License as provided above. If the **** or its affiliate acquires a perpetual right or license to use the "Order Entry FIX Protocol" software, DTN shall be entitled to **** of the revenues derived by SmartServ therefrom.

         2.3 Object Code. The first sentence of Section 2.2 of the License Agreement is deleted in its entirety and the following is inserted in its place:

         "SmartServ shall deliver the Internet Software to DTN in object code form for loading and operating by DTN on a back up server at a mutually agreeable location. SmartServ agrees not to unreasonably object to any location proposed by DTN."

In  addition,  the  following  is added to the end of Section 2.2 of the License
Agreement:

         "From and after the occurrence of an Escrow Release Event, DTN shall be entitled to modify the Internet Software and to develop software derivatives of or interfacing with the Internet Software. All such modifications of and software derivatives of the Internet Software developed by DTN shall be and remain the property of DTN, and SmartServ shall have no rights or interests therein."

         2.4 Source Code Escrow. Subsection (e) of Section 2.3 of the License Agreement is deleted in its entirety and the following is inserted in its place:

                  "e. The Source Code Escrow Package shall, upon request of DTN, be released from escrow to DTN for use by DTN in accordance with this Agreement upon the occurrence of one or more of the following events (collectively the "Escrow Release Events" and individually an "Escrow Release Event"):


****REPRESENTS   MATERIAL  REDACTED  PURSUANT  TO  A  REQUEST  FOR  CONFIDENTIAL
TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                           i. SmartServ is in breach of its obligations under the Source Code Escrow Agreement with DTN and Escrow Agent;

                           ii. if SmartServ files a petition for liquidation and
                  dissolution under Chapter 7 of the Bankruptcy Code of the United States, or an involuntary petition in bankruptcy is filed against SmartServ and is not dismissed or converted for reorganization under Chapter 11 of the Bankruptcy Code of the United States within sixty (60) days thereafter, or this Agreement is rejected in a proceeding under Chapter 11 of the Bankruptcy Code of the United States;

                           iii. if  SmartServ  has a negative  net worth for any
                  two consecutive fiscal quarters ending after May 31, 2000;

                           iv. if DTN elects to provide its own  maintenance  of
                  the Internet Software and the Hardware pursuant to the last sentence of Paragraph 4.3;

                           v. in the event of a sale to a DTN competitor  listed
                  in Schedule C to this Agreement or to an affiliate of such competitor of (i) all or substantially all of the assets of SmartServ or (ii) sufficient stock of SmartServ to effect a change in control of SmartServ by whatever manner including, without limitation, any merger, consolidation, sale of assets, sale of capital stock or similar transaction; or

                           vi. if SmartServ  proves unable or otherwise fails to
                  cure a breach of this Agreement within the applicable cure period set forth in this Agreement."

         2.5 License Fee. Section 3.1 of the License Agreement is deleted in its entirety and the following is inserted in its place:

                  "3.1 License and Maintenance Fee. Except as otherwise provided in this Agreement, during the License Term, DTN shall pay to SmartServ a monthly license and maintenance fee (the "License Fee") equal to the sum of **** of the SmartServ Trading Revenue for such month plus an amount equal to **** of the first **** of Internet Services Revenue for such month plus **** of the Internet Services Revenue above **** for such month. The License Fees shall be paid to SmartServ within twenty
         (20) days after the end of the month to which it relates. Notwithstanding the foregoing, upon the occurrence of one or more of the Escrow Release Events, DTN may at its sole cost elect to provide its own maintenance of the Internet Software and the Hardware, in which case DTN shall have no further obligation to pay the License Fees and SmartServ shall have no further obligations under Article 4 of this Agreement. If DTN elects to provide its own maintenance of the Internet Software pursuant to this paragraph, SmartServ agrees not to compete with any of the Internet Services for a period of five (5) years thereafter. The


****REPRESENTS   MATERIAL  REDACTED  PURSUANT  TO  A  REQUEST  FOR  CONFIDENTIAL
TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         foregoing will not prevent SmartServ from fulfilling its obligations to the **** as permitted under Section 2.1 of this Agreement."

         2.6 Warranties and Indemnification. Sections 6.2 and 6.3 of the License Agreement are deleted in their entirety and the following are inserted in their place:

                  "6.2 Internet Software. SmartServ warrants that the Documentation faithfully and accurately reflects the functionality provided by the Internet Software. SmartServ warrants that the Internet Software (i) is free from known material defects; (ii) materially performs in accordance with the Documentation and (iii) is or will be Y2K Compliant by September 30, 1999.

                  6.3 Services. In the event that the Internet Software does not perform as warranted in paragraph 6.2 hereof, SmartServ agrees to use its best efforts to promptly make the Internet Software perform as so warranted. If SmartServ is unable to make the Internet Software perform as so warranted upon thirty (30) days' notice, DTN (i) may elect to provide at its sole cost its own maintenance of the Internet Software and the Hardware, in which case DTN shall have no further obligation to pay the License Fees during the remainder of the License Term and SmartServ shall have no further obligations under Article 4 of this Agreement or (ii) may elect to terminate this Agreement."

         2.7 License Term. Paragraphs 7.1 and 7.2 of the License Agreement are deleted in their entirety and the following is inserted in their place:

                  "7.1 Term. The term of this Agreement shall commence upon the Effective Date and, unless terminated earlier pursuant to Article 7, shall continue until either party terminates this Agreement by written notice to the other party given at least ninety (90) days in advance of such termination, provided such termination may not occur until such time as there are fewer than **** Subscribers at an average of at least **** per subscriber per month, which dollar amount shall be reduced **** each year thereafter but not below an average of **** per subscriber per month. Such term is referred to in this Agreement as the "License Term".

                  7.2 Termination for Cause. DTN shall have the right to terminate this Agreement upon the violation, breach or default of SmartServ, its officers or employees, of any material provision of this Agreement, including but not limited to proprietary rights and confidentiality obligations. In addition, DTN shall have the right to terminate this Agreement (i) upon the occurrence of any Escrow Release Event; or (ii) in accordance with Sections 6.3, 6.6 or 7.1 hereof. SmartServ shall have the right to terminate this Agreement (i) upon DTN becoming insolvent, commencing or becoming subject to any proceedings under any bankruptcy or insolvency law or making any

****REPRESENTS   MATERIAL  REDACTED  PURSUANT  TO  A  REQUEST  FOR  CONFIDENTIAL
TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         assignment for the benefit of creditors, suffering or permitting the appointment of a receiver for its business or assets or commencing the winding up or liquidating its business or affairs, voluntarily or otherwise; (ii) upon the failure of DTN to pay the License Fees in accordance with this Agreement for any two (2) month period, subject to the notice and cure period provided in Section 7.3; or (iii) in accordance with Section 7.1."

         2.8 Termination of Service Agreement. Each and every reference to "this Agreement and/or the License" contained in Section 7.3 of the License Agreement shall be changed to "this Agreement". In addition, Section 7.4 of the License Agreement shall be deleted in its entirety and the following inserted in its place:

                  "7.4 Survival of the License. Notwithstanding any provision to the contrary contained in this Agreement, upon termination of this Agreement, the License shall continue in perpetuity and the provisions of Paragraph 2.1 shall survive the termination of this Agreement."

         2.9 Schedules. Schedules A and C attached to the License Agreement are deleted in their entirety and Schedules A and C attached to this Agreement are inserted in their place.

                                    SECTION 3

                                OTHER AGREEMENTS

         3.1 Termination of The Letter of Intent. The parties agree that, effective immediately, the Letter of Intent is terminated and is of no further force or effect.

         3.2 Release. SmartServ does hereby fully and absolutely release and forever discharge DTN and its affiliates, officers, directors, employees and agents (the "Released Parties") from any and all claims, demands and causes of action of any kind whatsoever, whether known or unknown at the present time, which SmartServ may have against any of the Released Parties with respect to or arising out of the Letter of Intent or the transactions contemplated by the Letter of Intent. The foregoing release is intended and shall be construed as a full and complete release of all claims, demands, and causes of action referred to above. This release shall inure to the benefit of the Released Parties and their respective heirs, representatives, successors and assigns.

         3.3  Escrow  Agreement.  The  parties  shall  enter  into a new  Escrow
Agreement pursuant to which SmartServ will place the Source Code for the Internet Software in escrow to be released to DTN upon the occurrence of one or more Escrow Release Events. The parties shall complete the new Escrow Agreement on or before July 23, 1999 with an Escrow Agent

****REPRESENTS   MATERIAL  REDACTED  PURSUANT  TO  A  REQUEST  FOR  CONFIDENTIAL
TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

mutually agreeable to both parties and upon terms and conditions substantially the same as the existing Escrow Agreement, with such changes as may be required by the Escrow Agent or agreed to by both parties. The costs of the escrow shall be shared by DTN and SmartServ equally.

                                    SECTION 4

                               SMARTSERV WARRANTS

         4.1 Issuance of Warrant. SmartServ agrees to issue to DTN a warrant (the "Warrant") to purchase from SmartServ 300,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share, of SmartServ (the "Common Stock") at the purchase price per share of $8.60, at any time or from time to time prior to April 30, 2003 or the date one year after the Current Market Price (as hereinafter defined) of the Common Stock reaches $8.60 per share, whichever is earlier. SmartServ and DTN shall promptly negotiate in good faith and execute an agreement evidencing the Warrant, which shall contain such terms, conditions and adjustments as may reasonably be requested by the parties, including, but not limited to, antidilution adjustments to the number and kind of securities to be issued upon exercise of the Warrant and the exercise price. In addition, the Warrant shall contain registration rights substantially similar to those attached to this Agreement as Exhibit A. For purposes of this paragraph, "Current Market Price" shall mean, as of any date, the average daily Market Price (as hereinafter defined) during the period of the most recent 20 consecutive business days ending on such date. For purposes of this paragraph, "Market Price" shall mean, as of any date, the amount per share equal to (x) the last sale price of shares of the Common Stock on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (y) if no shares of Common Stock are then listed or admitted to trading on any national securities exchange but the Common Stock is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or if the Common Stock is not so designated, the average of the reported closing bid and asked prices thereof on such date as shown by the NASDAQ system or, if no shares thereof are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by SmartServ.

****REPRESENTS   MATERIAL  REDACTED  PURSUANT  TO  A  REQUEST  FOR  CONFIDENTIAL
TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    SECTION 5

                             ADDITIONAL OBLIGATIONS

         5.1 Right of First Refusal. SmartServ hereby agrees that, during the License Term (as defined in the License Agreement), DTN shall have a right of first refusal to supply content to SmartServ's products and services which is not provided directly by SmartServ or its subsidiaries or affiliates. If, during the License Term, SmartServ desires to acquire from third parties content for its products or services which generally is of a type provided by DTN or its subsidiaries and affiliates, then SmartServ agrees to purchase such content from DTN upon the same terms and conditions that SmartServ would purchase such content from a bona fide and unrelated content provider or vendor; provided, however, such right of first refusal is subject to SmartServ's reasonable determination that DTN can provide such content in a manner and of a quality equal to that of other third party content providers or vendors and on a timely basis.

         5.2 Pending Developments. SmartServ agrees to continue with due diligence the development of the **** trading software application which has been discussed with DTN. The compensation arrangements with respect to such **** trading software application and any other DTN originated trading applications will be agreed upon by the parties on a case by case basis.

         5.3 Administrative Software. SmartServ agrees that the Administrative Software used to administratively control user accounts is to be included in the Internet Software; provided, however, that the License as it relates solely to such Administrative Software is provided on a non-exclusive basis to DTN for its internal use only.

         5.4 Additional Products and Services. The parties agree that SmartServ is engaged in the business of providing software products and services on the Internet referred to as "DTN IQ", "Order Entry Review & Release", "Order Entry FIX Protocol" and "BrokerNet" which are covered by this Agreement. SmartServ's other business operations (hereinafter the "Excluded Business Operations") including but not limited to (i) its telephone screen services, (ii) any other internet products and services not identified above, or (iii) its wireless or PCS services are not covered by the License granted herein. From time to time, parts of SmartServ's Excluded Business Operations may be available for licensing to DTN's customers. Should any of DTN's customers execute a license to utilize any portion of SmartServ's Excluded Business Operations through DTN, DTN shall be entitled to **** of the revenues derived therefrom.

         5.5 Membership on Board of Directors. During the License Term (as defined in the License Agreement), SmartServ agrees to nominate a person designated from time to time by DTN and acceptable to the SmartServ Board of Directors as a member of the Board of Directors of SmartServ at the appropriate annual meeting of the shareholders of SmartServ held for the purpose of electing directors of SmartServ.

****REPRESENTS   MATERIAL  REDACTED  PURSUANT  TO  A  REQUEST  FOR  CONFIDENTIAL
TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    SECTION 6

                                  MISCELLANEOUS

         6.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Nebraska, without regard to principles of conflicts of laws.

         6.2 Entire Agreement. This Agreement, including the Schedules hereto, and the License Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties. This Agreement may not be released, discharged, modified or amended except by an instrument in writing signed by a duly authorized representative of each of the parties.

         6.3 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

         6.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         6.5 Superseding. From and after the date hereof, all references to the License Agreement (including, but not limited to, such references in the Escrow Agreement and the Asset Purchase Agreement dated April 23, 1998, between
SmartServ and DTN) shall mean the License Agreement as amended by this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement to become effective as of the day and year first above written.

DATA TRANSMISSION NETWORK               SMARTSERV ONLINE, INC.,
CORPORATION, a Delaware                 a Delaware corporation
corporation

By:  /s/ Charles R. Wood                By:       /s/ Mario Rossi
---------------------------------       ---------------------------------------
Title:  Senior Vice President           Title:  Vice President - Operations


****REPRESENTS   MATERIAL  REDACTED  PURSUANT  TO  A  REQUEST  FOR  CONFIDENTIAL
TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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